UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

TIMBERLINE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9030 North Hess Street, Suite 161

Hayden, Idaho 83835

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 16, 2024, Timberline Resources Corporation (the “Company” or “Timberline Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with McEwen Mining Inc., a Colorado corporation (“McEwen”), and Lookout Merger Sub, Inc., a Delaware corporation and direct subsidiary of McEwen (“Merger Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving and continuing as the surviving corporation as a direct, wholly owned subsidiary of McEwen (such transaction, the “Merger”).

At the Effective Time (as such term is defined in the Merger Agreement), each outstanding share of common stock of the Company, par value $0.001 per share (each, a “Company Share”), will be converted into the right to receive 0.01 (the “Exchange Ratio”) of a share of common stock of McEwen, no par value per share (each, a “McEwen Share”). Any stockholder of the Company who would otherwise be entitled to receive a fraction of a McEwen Share pursuant to the Merger (after taking into account all the Company Shares held immediately prior to the Effective Time by such holder) shall have their holdings of McEwen Shares rounded up to the nearest whole share.

Pursuant to the Merger Agreement, at the Effective Time: (i) each option to acquire Company Shares (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and deemed to be fully vested and converted into such number of Company Shares equal to (A) the excess, if any, of (1) the volume weighted average price of a Company Share for the five trading days ending on, and including, the third trading day immediately preceding the Effective Time over (2) the per share exercise price of such Company Option, multiplied by (B) the total number of Company Shares subject to such Company Option immediately prior to the Effective Time; and (ii) each warrant to purchase Company Shares that is outstanding immediately prior to the Effective Time (each, a “Rollover Warrant”) shall be converted into a warrant to acquire a number of McEwen Shares which shall be determined by multiplying the number of Company Shares subject to such Rollover Warrant by the Exchange Ratio and rounding down to the nearest whole number of McEwen Shares, at an adjusted exercise price calculated by dividing the per share exercise price for the Company Shares subject to such Rollover Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

The Board of Directors of the Company has unanimously approved the Merger Agreement and resolved to recommend the adoption of the Merger Agreement by Company’s stockholders, who will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approval from the Company’s stockholders (the “Company Stockholder Approval”), (2) the absence of any order or law prohibiting consummation of the Merger, (3) the effectiveness of the Registration Statement on Form S-4 to be filed by McEwen pursuant to which the McEwen Shares to be issued in connection with the Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”) and (4) the authorization for listing on the New York Stock Exchange and the Toronto Stock Exchange of the McEwen Shares to be issued or issuable in connection with the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party having performed in all material respects its obligations under the Merger Agreement and the other party’s representations and warranties in the Merger Agreement being true and correct (subject to certain materiality qualifiers).

The Merger Agreement contains customary representations and warranties of the Company and McEwen relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and McEwen, including a covenant of the Company relating to using all reasonable best efforts to conduct its business in the ordinary course, subject to certain exceptions, and covenants of the Company to refrain from taking certain actions without McEwen’s consent. The Company and McEwen have also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

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The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, the Company is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions with third parties regarding alternative acquisition proposals. If, however, the Company receives a bona fide, unsolicited written proposal from a third party prior to obtaining the Company Stockholder Consent that could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement), the Company may engage in discussions with such third party regarding such Superior Proposal, subject to certain conditions.

The Merger Agreement contains termination rights for each of the Company and McEwen, including:, (1) by mutual written agreement of the Company and McEwen; (2) by either of the Company or McEwen, if the consummation of the Merger does not occur on or before October 13, 2024 (the “Outside Date”), except that if the Effective Time has not occurred by October 13, 2024 due to the fact the McEwen registration statement is not yet effective but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied) or (to the extent permitted by law) waived, the Outside Date will automatically be extended to November 12, 2024; (3) by either of the Company or McEwen, if the Merger has been made illegal or permanently enjoined from occurring; (4) by either of the Company or McEwen, if the Company Stockholder Approval is not obtained following a vote thereon at a special meeting of the stockholders; (5) by either of the Company or McEwen, upon the other party’s uncured breach of the Merger Agreement; (6) by McEwen, if the Board of Directors of the Company effects a Company Adverse Change Recommendation (as such term is defined in the Merger Agreement) prior to obtaining the Company Stockholder Approval; or (7) by the Company, in order to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement). Upon termination of the Merger Agreement under the circumstances described in (6) and (7) of the foregoing sentence, the Company would be required to pay McEwen a termination fee of $400,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The parties expect to file the registration statement on Form S-4 containing McEwen’s preliminary prospectus and the Company’s preliminary proxy statement with the SEC within 30 days of signing the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or McEwen. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, each of the directors and officers of the Company, as well as two other significant stockholders of the Company, entered into a Voting and Support Agreement (the “Voting Agreement”), pursuant to which, among other things, such stockholders agreed to vote in favor of the Merger, not to transfer its shares (or any securities convertible into shares) other than in support of the Merger, and not to solicit or negotiate any alternative acquisition proposal. The Voting Agreement does not preclude a director, in his or her capacity as such, from exercising his or her fiduciary duties and electing to terminate the Merger Agreement in the circumstances permitted in the Merger Agreement.

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The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bridge Financing

In connection with the Merger Agreement, on April 16, 2024, the Company and McEwen entered into a promissory note (the “Note”) whereby McEwen will provide the Company with loans as the Company may request from time to time (each, a “Loan” and, the aggregate of such Loans, the “Principal Amount”). For each calendar month, McEwen is not be obligated to make any Loan that would cause the aggregate amount of Loans for such calendar month to exceed the lesser of (i) the monthly budget for each calendar month provided by the Company to McEwen in advance of such applicable month from time to time or (ii)  the Company’s monthly budget as a provided on a schedule to the Note. The Note bears interest at a per annum rate of 15%, accruing monthly, and matures on October 15, 2024 (the “Maturity Date”); provided, however, that the if the Merger Agreement is terminated by the Company pursuant to Section 7.01(d)(ii) of the Merger Agreement, then the Maturity Date shall be 5 business days following the effective date of such termination; provided further, however, that if the Merger Agreement is terminated by McEwen pursuant to Section 7.01(c)(i) or Section 7.01(c)(ii) of the Merger Agreement, then the Maturity Date shall be 20 calendar days following the effective date of such termination. The Company has the right to prepay the Note, in whole or in part, at any time without penalty.

The Note contains customary terms, including events of default, which, if uncured, entitle McEwen to accelerate the due date of the unpaid Principal Amount of, and all accrued and unpaid interest on, the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, the form of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Note disclosed in Item 1.01 is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Patrick Highsmith’s Employment Letter Agreement

On April 16, 2024, contemporaneously with the execution of the Merger Agreement, the Company entered into an amendment (the “Highsmith Amendment”) to the existing employment letter agreement, dated October 3, 2020, between the Company and Patrick Highsmith, Chief Executive Officer of the Company (the “Highsmith Employment Letter Agreement”). The Highsmith Amendment amends the “change of control” and “termination without cause” provisions of the Highsmith Employment Letter Agreement to provide that in the event that the Company terminates Mr. Highsmith’s employment without Cause (as defined in the Highsmith Amendment) upon a Change of Control (as defined in the Highsmith Amendment) or within 12 months after a Change of Control, Mr. Highsmith shall be entitled to (i) an amount equal to 12 months of his base salary as in effect at the time of the Change of Control and (ii) Accrued Benefits (as defined in the Highsmith Amendment). The Highsmith Amendment also amends the “incentives: restricted share units RSUs” provision of the Highsmith Employment Letter Agreement to provide that Mr. Highsmith shall receive a transaction bonus equal to (i) 750,000 multiplied by (ii) the volume weighted average trading price of a Company Share for the five trading days ending on, and including, the third trading day immediately preceding the date of the Change of Control, less applicable withholdings. The Highsmith Amendment will become effective upon the consummation of the Merger, or any transaction contemplated by a Company Acquisition Proposal (as defined in the Merger Agreement) providing for a Superior Proposal (as defined in the Merger Agreement), if applicable. If the Merger or any such alternative transaction is not consummated for any reason, the Amendment will be null and void and of no force or effect.

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The foregoing description of the Highsmith Amendment is qualified in its entirety by reference to the full text of the Highsmith Amendment, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Steven Osterberg’s Employment Letter Agreement

On April 16, 2024, contemporaneously with the execution of the Merger Agreement, the Company entered into an amendment (the “Osterberg Amendment”) to the existing employment letter agreement, dated October 9, 2020, between the Company and Dr. Steven Osterberg, Vice President - Exploration of the Company (the “Osterberg Employment Letter Agreement”). The Osterberg Amendment amends the “change of control” and “termination without cause” provisions of the Osterberg Employment Letter Agreement to provide that in the event that the Company terminates Dr. Osterberg’s employment without Cause (as defined in the Osterberg Amendment) upon a Change of Control (as defined in the Osterberg Amendment) or within 12 months after a Change of Control, Dr. Osterberg shall be entitled to (i) an amount equal to 12 months of his base salary as in effect at the time of the Change of Control, (ii) Accrued Benefits (as defined in the Osterberg Amendment) and (iii) continued participation in the Company’s group health plan for three months following his termination of employment. The Osterberg Amendment also amends the “incentives: restricted share units RSUs” provision of the Osterberg Employment Letter Agreement to provide that Dr. Osterberg shall receive a transaction bonus equal to (i) 250,000 multiplied by (ii) the volume weighted average trading price of a Company Share for the five trading days ending on, and including, the third trading day immediately preceding the date of the Change of Control, less applicable withholdings. The Osterberg Amendment will become effective upon the consummation of the Merger, or any transaction contemplated by a Company Acquisition Proposal (as defined in the Merger Agreement) providing for a Superior Proposal (as defined in the Merger Agreement), if applicable. If the Merger or any such alternative transaction is not consummated for any reason, the Amendment will be null and void and of no force or effect.

The foregoing description of the Osterberg Amendment is qualified in its entirety by reference to the full text of the Osterberg Amendment, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release announcing the Merger and signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among McEwen Mining Inc., Lookout Merger Sub, Inc. and the Company, dated as of April 16, 2024. **
10.1	Form of Voting and Support Agreement.
10.2	Promissory Note by the Company in favor of McEwen Mining Inc., dated as of April 16, 2024. **
10.3	Amendment to Highsmith Employment Letter Agreement by and among the Company and Patrick Highsmith, dated as of April 16, 2024.
10.4	Amendment to Osterberg Employment Letter Agreement by and among the Company and Steve Osterberg, dated as of April 16, 2024.
99.1	Press Release of Timberline Resources Corporation, dated April 16, 2024. *

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

** Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the potential transaction, McEwen expects to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus of McEwen that also constitutes a preliminary proxy statement of Timberline Resources. After the registration statement is declared effective, the Company will mail a definitive proxy statement/prospectus to stockholders of the Company. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that McEwen or Timberline Resources may file with the SEC and send to the Company’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF MCEWEN AND TIMBERLINE RESOURCES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by McEwen or Timberline Resources through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by McEwen will be available free of charge on McEwen’s website at https://mcewenmining.com and copies of the documents filed with the SEC by Timberline Resources will be available free of charge on the Company’s website at https://timberlineresources.co.

McEwen and Timberline Resources and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of McEwen is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 15, 2024, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023. Information about the directors and executive officers of Timberline Resources is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on January 17, 2024. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

 Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between McEwen and Timberline Resources, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding McEwen’s and the Company’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of McEwen’s and the Company’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite Timberline Resources stockholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the effects of disruption to McEwen’s or the Company’s respective businesses; the effect of the potential transaction on the parties’ stock prices; the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control; transaction costs; McEwen’s ability to achieve the benefits from the proposed transaction, McEwen’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; and the diversion of management time on transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include those described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on the Company’s website at https://timberlineresources.co and on the SEC’s website at http://www.sec.gov, and in the “Risk Factors” section of McEwen’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available on McEwen’s website at https://mcewenmining.com and on the SEC’s website at http://www.sec.gov. Those disclosures are incorporated by reference in this communication. Other unpredictable or unknown factors not discussed or incorporated by reference in this communication could also have material adverse effects on forward-looking statements. Neither the Company nor McEwen assumes any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, as they speak only as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: April 16, 2024	By:	/s/ Ted R. Sharp
Ted R. Sharp
Chief Financial Officer

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